UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2016

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2016, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for its first quarter of 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, the Company held its 2016 Annual General Meeting of Shareholders (the “Annual Meeting”). Proxies with regard to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the results of voting on each such matter.

1.	The election of three Class II directors to the Company’s Board of Directors to hold office until the Annual General Meeting of Shareholders to be held in 2019. There was no solicitation in opposition to any of the nominees listed in the proxy statement and all of the nominees were elected.

Director	For	Withhold	Broker Non-Votes
Jerry R. Masters*	13,969,380	611,777	692,296
Janet Cowell*	14,003,557	577,600	692,296
Ollie L. Sherman Jr.	26,174,815	577,800	692,296

* Pursuant to the Company’s bye-laws, so long as the Company’s shareholders affiliated with D. E. Shaw & Co., L.P. (the “D. E. Shaw Affiliates”) collectively own more than 20% of the Company’s outstanding common shares, the D. E. Shaw Affiliates are not entitled to vote the shares that they own and over which they maintain voting power with respect to the election of certain designated director nominees (the “Excluded Directors”). Jerry R. Masters and Janet Cowell are designated as Excluded Directors and were nominated for election as Class II directors at the Annual Meeting.

As of March 17, 2016, the record date for the Annual Meeting, the D. E. Shaw Affiliates collectively owned approximately 48.5% of the Company’s outstanding common shares and owned and maintained voting power over approximately 42% of the Company’s outstanding common shares (12,171,458 shares). As a result of Mr. Masters’ and Ms. Cowell’s status as

Excluded Directors, the D. E. Shaw Affiliates were not permitted to vote the shares they owned and over which they maintained voting power in the election of such nominees at the Annual Meeting. Consequently, such shares were not voted in the election of Mr. Masters and Ms. Cowell and are not included in the voting results above. The remaining 6.5% of the Company’s outstanding common shares owned by the D. E. Shaw Affiliates as of the record date (1,875,780 common shares in the aggregate) were eligible to be voted, and were voted, at the Annual Meeting because D. E. Shaw has granted an irrevocable proxy to vote such shares to each of J. Adam Abram, the Company’s Chairman and Chief Executive Officer, Robert Myron, the Company’s President and Chief Operating Officer, Michael Oakes, a director of the Company and Gregg Davis, the Company’s Chief Financial Officer. For additional information regarding the prohibition on the D. E. Shaw Affiliates’ ability to vote for the Excluded Directors and the irrevocable proxies granted by the D. E. Shaw Affiliates, see the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2016.

2.	The approval of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditor to serve until the Annual General Meeting of Shareholders to be held in 2017, and to authorize the board of directors, acting by the Audit Committee to determine the remuneration of Ernst & Young.

For	Against	Abstain	Broker Non-Votes
27,234,088	209,061	1,762	0

Item 8.01	Other Events.

On May 4, 2016, the Company announced that its board of directors declared a cash dividend of $0.20 per common share of the Company to be paid on June 30, 2016 to shareholders of record on June 13, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: May 4, 2016	By:	/s/ Gregg T. Davis
Gregg T. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated May 4, 2016